POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Witchel as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments of and supplements to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
S/ GREGORY WITCHEL Gregory Witchel	Chief Executive Officer and Director	March 23, 2004
S/ JEFFREY AARONSON Jeffrey Aaronson	President and Chief Financial Officer	March 19, 2004
S/ MORRIS SILVERMAN Morris Silverman	Chairman of the Board	March 18, 2004
S/ROBERT M. WIGODA Robert M. Wigoda	Secretary and Director	March 19, 2004
S/ SHERWIN GILBERT Sherwin Gilbert	Director	March 18, 2004
____________________________ Kenneth Grossman	Director	March __, 2004
____________________________ Marshall Witzel	Director	March __, 2004
S/ HOWARD BLOOM Howard Bloom	Director	March 17, 2004